Exhibit 10.3
NON-COMPETITION, NON-SOLICITATION AND
CONFIDENTIALITY AGREEMENT
THIS NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT (this “Agreement”) is made as of June 30, 2010, by and between Dr. Patrick Soon-Shiong, an individual (the “Principal”), and Celgene Corporation, a Delaware corporation (“Parent”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).
RECITALS
WHEREAS, Parent, Artistry Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), and Abraxis BioScience, Inc., a Delaware corporation (the “Company”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date of this Agreement, pursuant to which Sub will merge with and into the Company (the “Merger”), which will result in the Company becoming a wholly owned subsidiary of Parent;
WHEREAS, the Principal is the Executive Chairman of the Company and owns, directly or indirectly, approximately 80% of the outstanding shares of Company Common Stock and, as a result of such position and ownership, has occupied a position of trust and confidence with the Company and has become familiar with Confidential Information (as defined below) of the Company and its Subsidiaries;
WHEREAS, as a result of the Merger and pursuant to the terms of the Merger Agreement, the Principal acknowledges that the Principal is expected to receive significant, substantial and material Merger Consideration in exchange for the shares of Company Common Stock and for options to purchase, and restricted stock units related to, Company Common Stock held by him (the “Company Equity”), and that the sale of the Company Equity to Parent is significant, substantial and material to the consummation of the Merger;
WHEREAS, the Principal acknowledges that the Company and its Subsidiaries are engaged in the Business (as defined below) throughout the Territory (as defined below);
WHEREAS, Parent’s specific intent is to continue to conduct the Business after the consummation of the Merger, and Parent would not be willing to consummate the Merger unless the Principal agreed to be bound by the terms of this Agreement, including the restrictive covenants designed to protect the Business and preserve the value and goodwill of the Business being acquired by Parent; and
WHEREAS, the parties hereto intend for this Agreement to be in compliance with any and all applicable Laws and further intend for it to be fully enforceable.

NOW, THEREFORE, for good and valuable consideration, including the inducement of Parent to consummate the Merger, and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Effective at Closing. This Agreement shall be effective as of the Closing. This Agreement shall be void and have no force or effect if the Merger Agreement is terminated prior to the Closing or the Merger is otherwise not consummated.
2. Non-Competition. The Principal hereby agrees and covenants that, during the Term (as defined below), the Principal will not, will not attempt to, and will cause the Principal’s Affiliates not to and not attempt to, without the prior written consent of Parent (such consent to be given in Parent’s sole and absolute discretion), directly or indirectly, own, manage, finance, invest in, control, engage in, operate or conduct, lend the Principal’s name to, lend credit to, render services or advise to, devote material endeavor or effort to, or assist any Person or entity to conduct, the Business, or have any interest in, as a principal, owner, agent, employee, shareholder, officer, director, joint venturer, partner, member, security holder, creditor, consultant or in any other capacity, an entity (other than Parent or its Affiliates) conducting the Business; provided however, that this Section 2 shall not prohibit the ownership of publicly-traded securities constituting not more than 3% of the outstanding securities of an entity conducting the Business.
The covenants set forth in this Section 2 shall be construed as a series of separate covenants covering their subject matter in each of the separate states and countries within the Territory, and except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant set forth above in this Section 2. To the extent that any such covenant shall be judicially unenforceable in any country or in any one or more states in the United States, such covenant shall not be affected with respect to each of such other countries or states in the Territory. Each covenant with respect to such country or state in the Territory shall be construed as severable and independent.
3. Non-Solicitation. The Principal hereby agrees and covenants that, during the Term, the Principal will not, and will cause the Principal’s Affiliates not to, without the prior written consent of Parent (such consent to be given in Parent’s sole and absolute discretion) directly or indirectly:
(a) (i) solicit, knowingly encourage or induce, or attempt to solicit, knowingly encourage or induce, any customer with whom the Company or its Subsidiaries was engaged in a contractual relationship, or substantive discussions or proposal negotiations, in each case as of the Effective Time, with respect to the Business to cease doing business with the Company, Parent or any of their Subsidiaries with respect to the Business within the Territory; or (ii) otherwise knowingly interfere with, impair or damage the Company’s, Parent’s or their respective Subsidiaries’ relationship with any customers or prospective customers of the Business (it being understood that nothing in this Section 3(a) shall be interpreted to prevent or preclude the Principal or any of his Affiliates from developing, manufacturing, commercializing, importing, selling, marketing, distributing products or services that are not Albumin Bound (Nab)® Products);

(b) (i) solicit, knowingly encourage or induce, or attempt to solicit, knowingly encourage or induce, any suppliers, licensees or business relations, or prospective suppliers, licensees or business relations with whom the Company or its Subsidiaries was engaged in a contractual relationship, or substantive discussions or proposal negotiations, in each case as of the Effective Time, with respect to the Business of the Company and its Subsidiares to cease doing business with the Company, Parent or their respective Subsidiaries with respect to the Business within the Territory; or (ii) otherwise knowingly interfere with, impair or damage the Company’s, Parent’s or their respective Subsidiaries’ relationship with any supplier, licensee or business relation of the Business (it being understood that nothing in this Section 3(b) shall be interpreted to prevent or preclude the Principal or any of his Affiliates from developing, manufacturing, commercializing, importing, selling, marketing, distributing products or services that are not Albumin Bound (Nab)® Products); or
(c) solicit, encourage or induce, or attempt to solicit or induce, or assist any other Person in so soliciting, encouraging or inducing, any employee, consultant or independent contractor that was engaged by the Company or its Subsidiaries as of the Effective Time to terminate or breach an employment, contractual or other relationship with the Company, Parent or their respective Subsidiaries; provided however, this clause (c) shall not prohibit the Principal or any of his Affiliates from soliciting or hiring any person who responds to a general advertisement or solicitation, or efforts by any recruiting or employment agencies, not specifically directed at employees of the Company, Parent or their respective Subsidiaries.
4. Non-Disparagement. The Principal hereby agrees and covenants that, during the Term, the Principal will make no, and will not permit the Principal’s Affiliates or Representatives to make any, public statements, verbal or written, that directly or indirectly disparage the Company, Parent or any of their respective Affiliates. Parent hereby agrees and covenants that, during the Term, Parent shall not, and shall not permit any of its Affiliates or Representatives to, make any public statements, verbal or written, that directly or indirectly disparage the Principal or any of his Affiliates. This Section 4 shall not prohibit the Principal or his Affiliates, on the one hand, or the Parent or any of its Affiliates, on the other hand, from exercising or enforcing their rights under any agreement between the Principal or his Affiliates, on the one hand, and the Parent or any of its Affiliates, on the other hand or (subject, in the case of the Principal, to Section 5 below) from responding to any inquiry, request for information, investigation, audit or proceeding involving a Governmental Entity or as otherwise required by Law.
5. Confidentiality.
(a) The Principal (i) will not use Confidential Information (as defined below) for any purpose detrimental to the Company, Parent or any of their respective Affiliates, (ii) will not, except as directed by the Company or Parent, use for the Principal or for others, directly or indirectly, any such Confidential Information, and (iii) except as required by Law or as directed by the Company or Parent, will not disclose Confidential Information, directly or indirectly, to any other Person. The obligations set forth in this Section 5(a) will survive the expiration of the Term and any termination of this Agreement. The Principal acknowledges that this covenant is necessary to protect the trade secrets of the Company, Parent and/or their respective Affiliates. If the Principal is required by order of a Governmental Entity to disclose any Confidential Information, the Principal shall immediately notify the Company and Parent so that the Company and Parent may attempt to obtain an appropriate protective order, and, in all events, the Principal shall only disclose the minimum portion of the Confidential Information required by such order to be disclosed.

(b) All physical property and all notes, memoranda, files, records, writings, documents and other materials of any and every nature, written or electronic, that the Principal has or will possess, control, prepare, develop or receive in his capacity as an officer, director or employee of the Company or any of its Subsidiaries and that are reasonably related to or useful in the Business are and, unless agreed in writing by Parent, will remain the sole and exclusive property of the Company or its respective Subsidiaries.
(c) Notwithstanding the foregoing, Confidential Information will not include (i) information that is already in or subsequently enters the public domain, other than as a result of any direct or indirect action or inaction by the Principal or his controlled Affiliates in violation of this Agreement, (ii) information that is approved for public release by the Company, Parent or any of their respective Affiliates, or (iii) the product of the Principal’s general knowledge, education, training or experience obtained prior to his association with the Company or its Affiliates or its or their predecessors in interest without the benefit of any non-public information of the Company or its Subsidiaries and which does not relate to the Business of the Company or its Subsidiaries, (iv) information that is subsequently rightfully disclosed to the Principal by a third party without any violation of duties of confidentiality and restricted use.
6. Future Employment. The Principal agrees that, during the Term, if the Principal accepts employment with an employer that is a commercial enterprise not controlled by the Principal other than the Company, Parent or their respective Affiliates, the Principal will, within ten (10) days after accepting any employment, notify the Company and Parent of the identity of any employer of the Principal. The Company and/or Parent may serve notice upon each such employer that the Principal is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions thereof. Further, during the Term, the Principal will communicate the contents of Section 2 to Section 5 hereof to any Person that the Principal intends to be employed by, associated with or represent.
7. Reasonableness of Restrictions. The Principal acknowledges that (a) the Principal will significantly benefit from the transactions contemplated by the Merger Agreement, including by the Principal’s receipt of Merger Consideration, (b) Parent’s specific intent is to continue the specific conduct of the Business after the consummation of the Merger and a substantial portion of the value of the Business is the goodwill that the Company and its Subsidiaries has established, (c) the covenants set forth in Section 2 to Section 6 are necessary to enable the Company, Parent and their respective Affiliates to retain the goodwill of the Business that was based on the Company’s and its Subsidiaries’ efforts prior to the consummation of the Merger, and (d) the covenants set forth in Section 3 are necessary to enable the Company, Parent and their respective Affiliates to maintain a stable customer, supplier and employee base in order to conduct the Business, and that it could disrupt, damage, impair and interfere with the Business if the Principal was to engage in such solicitation.

8. Specific Performance; Limitation of Remedies
(a) Specific Performance. The parties acknowledge that the failure of any party to perform his or its covenants under Sections 2, 3, 4, 5, 6 and 7 of this Agreement in accordance with their specific terms will cause irreparable injury to the Principal, the Company, Parent and their respective Subsidiaries, as the case may be, for which damages, even if available, will not be an adequate remedy. Accordingly, the parties consent to the issuance of temporary, preliminary and permanent injunctive relief to compel performance by the Principal, the Company or Parent of the obligations hereunder or to prevent breaches or threatened breaches by the Principal, the Company or Parent of this Agreement, and to the grant by a court of competent jurisdiction of the remedy of specific performance of the obligations hereunder, without, in any such case, the requirement to post any bond or other undertaking, in addition to any other rights or remedies available hereunder or at law or in equity. The parties agree to not oppose, and hereby waive any defense to, the granting of an injunction, specific performance and other equitable relief on the basis that the Principal, Parent or the Company has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties further waive any requirement under any Law to post security as a prerequisite to obtaining equitable relief. Notwithstanding the foregoing, no party to this Agreement shall under any circumstances be held liable, whether in contract, in tort, under any warranty or any other theory of liability, for any punative damages.
(b) Limitation of Remedies. Notwithstanding the provisions set forth in Section 7(a), above, or any other provision contained in this Agreement, the Principal, Parent and the Company acknowledge that no remedy conferred by any of the specific provisions of this Agreement, including, without limitation, this Section 7, is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.
(c) Notice. Parent shall not commence any action seeking injunctive relief or other remedy for violation of Section 2 unless and until Parent first provides Principal with at least 10 days prior written notice specifying the alleged violation.
9. Miscellaneous.
(a) Definitions. The following terms referred to in this Agreement shall have the following meanings:
(i) “Albumin-Bound (Nab)® Products” means (a) the Products (as defined in the CVR Agreement) and (b) any pharmaceutical or diagnostic product developed or manufactured using the Albumin-Bound (Nab®) Technology.
(ii) “Albumin-Bound (Nab®) Technology” means any and all methods, techniques, know-how, trade secrets, and other technologies (including manufacturing methods, techniques, know-how, trade secrets, and other technologies) for the association of, or related to the association of, any agent (such as a therapeutic or diagnostic agent) with albumin in the development, manufacturing or production of albumin-bound nanoparticles or albumin- based nanoparticles, as practiced by the Company or any of its Subsidiaries as of the Effective Time; provided, however, that for purposes of this Agreement, “nanoparticles” shall mean any particles with a size less than 200 nanometers.

(iii) “Business” means the business of researching, developing, licensing, manufacturing, selling, offering for sale, importing, using, marketing, distributing, practicing, or otherwise exploiting any Albumin-Bound (Nab)® Products.
(iv) “Confidential Information” means any information of a confidential or proprietary nature, including but not limited to trade secrets, or that derives value from its not generally being available that is owned or held by the Company or its Subsidiaries at the Effective Time in whatever form.
(v) “Governmental Entity” means any domestic (federal or state) or foreign court, commission, governmental body, regulatory or administrative agency or other political subdivision thereof.
(vi) “Law” means any foreign, federal, state, local or municipal laws, rules, judgments orders, regulations, statutes, ordinances, codes, decisions, injunctions, orders, decrees or requirements of any Governmental Entity.
(vii) “Term” means the period commencing as of the Effective Time and continuing for 10 years after the Effective Time.
(viii) “Territory” means the United States and all other foreign countries and jurisdictions worldwide in which the Company or its Subsidiaries was engaged in Business as of the Effective Time.
(b) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (i) on the date of delivery, if delivered in person or by facsimile or e-mail (upon confirmation of receipt) prior to 5:00 p.m. in the time zone of the receiving party or on the next Business Day, if delivered after 5:00 p.m. in the time zone of the receiving party, (ii) on the first Business Day following the date of dispatch, if delivered by a recognized overnight courier service (upon proof of delivery), or (iii) on the third Business Day following the date of mailing, if delivered by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
(i) If to the Principal, to:
Dr. Patrick Soon-Shiong
c/o Abraxis BioScience Inc.
11755 Wilshire Blvd., 20th Floor
Los Angeles, CA 90025
Tel: 310.883.1300
Fax: 310.998.8553
pss@abraxisbio.com

with a copy to:
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Tel: 212.859.8000
Fax: 212.859.4000
Attention: Philip Richter
                  philip.Richter@friedfrank.com
                  Brian Mangino
                  brian.mangino@friedfrank.com
(ii) If to Parent (or Company), to:
Celgene Corporation
86 Morris Avenue
Summit, New Jersey 07901
Tel: 908.673.9000
Fax: 908.673.2769
Attention:  George Golumbeski, Senior Vice
                  President Business Development
                  ggolumbeski@celgene.com
with a copy to:
Celgene Corporation
86 Morris Avenue
Summit, New Jersey 07901
Tel: 908.673.9000
Fax: 908.673.2771
Attention: Thomas Perone, Corporate Counsel
                  tperone@celgene.com

and to:
Jones Day
3161 Michelson Drive
Suite 800
Irvine, CA 92612
Tel: 949.851.3939
Fax: 949.553.7539
Attention: Jonn R. Beeson, Esq.
                 jbeeson@jonesday.com
                 Kevin Espinola, Esq.
                 kbespinola@jonesday.com
or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 8(b).
(c) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.
(d) Waiver. Either party hereto may waive compliance with any of the agreements of the other party or conditions in favor of such party contained in this Agreement (provided, that a waiver must be in writing and signed by the party against whom the waiver is to be effective). Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
(e) Amendment. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by both parties hereto.
(f) No Third Party Beneficiary. This Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder.
(g) Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party; provided, that Parent may assign any of its respective rights, interest or obligations to any direct or indirect Subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

(h) Headings; Interpretation. Headings of the Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Whenever the context so requires, the singular shall include the plural, the plural shall include the singular, and the use of a gender shall include all genders. The terms “hereof,” “herein” and “hereunder” and terms of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the terms “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The terms “writing” and “written” and terms of like import used in this Agreement shall refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.
(i) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any term or provision of this Agreement is deemed to be so broad as to be invalid or unenforceable in a particular jurisdiction, the parties agree, with respect to such jurisdiction, to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the original intention of the invalid or unenforceable term or provision.
(j) Governing Law.
(i) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAWS. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of California or in any state court located in the State of California in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of California or in any state court located in the State of California.
(ii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(k) Attorneys Fees. In the event action is brought by any party under this Agreement to enforce or construe any of its terms, the prevailing party shall be entitled to recover, in addition to all other amounts and relief, its reasonable costs and attorneys fees incurred at and in preparation for trial, appeal and review, such sum to be set by the court before which the matter is heard.
(l) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.
(m) Construction. This Agreement shall be deemed to be the joint work product of Parent and the Principal, and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.
(n) Independent Review and Advice. The Principal represents and warrants that the Principal (i) has carefully read this Agreement, (ii) executes this Agreement with full knowledge of the contents of this Agreement, the legal consequences thereof and any and all rights that each party may have with respect to one another, (iii) has had the opportunity to receive independent legal advice with respect to the matters set forth in this Agreement and with respect to the rights and asserted rights arising out of such matters, and (iv) is entering into this Agreement of his own free will.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CELGENE CORPORATION
By:	/s/ Robert J. Hugin
	Name:	Robert J. Hugin
	Title:	Chief Executive Officer

DR. PATRICK SOON-SHIONG
/s/ Dr. Patrick Soon-Shiong
[Signature Page to Non-Competition, Non-Solicitation and Confidentiality Agreement]